Exhibit 3.4

SECOND CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EMERGE INTERACTIVE, INC.

FILED IN THE OFFICE OF

THE SECRETARY OF STATE OF DELAWARE

ON OCTOBER 26, 1999

eMerge Interactive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 26, 1999 and that such Certificate requires correction as permitted by Section 103 of the General Corporation Law of Delaware.

SECOND: The inaccuracy or defect of such Certification to be corrected is the par value of the Common Stock of the Company, referenced in clause (A) of Section 4, which was inadvertently misstated.

THIRD: Section 4 (A) is hereby corrected to read as follows:

100,000,000 shares of Common Stock, par value $0.0008 per share, consisting of 92,711,110 shares of Class A Common Stock, par value $0.008 per share (herein called the “Class A Common Stock”) and 7,288,890 shares of Class B Common Stock, par value $0.008 per share (herein called the “Class B Common Stock”). Each holder of Class A Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors other than the Series A Directors and the Series D Directors, each as hereinafter defined) and shall be entitled to one vote per share and each holder of Class B Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors other than the Series A Directors and the Series D Directors) and shall be entitled to two and one-half votes per share. Each share of Class B Common Stock shall be converted automatically into one fully paid, non-assessable share of Class A Common Stock immediately prior to the earlier of (i) the transfer by the registered holder of such share of Class B Common Stock to another registered holder other than an affiliate of such holder and (ii) the filing of a registration statement with the U.S. Securites and Exchange Commission covering the share or shares of Class A Common Stock that are issuable upon the conversion of such share of Class B Common Stock. Immediately upon the effectiveness of this amendment and restatement of the Certificate of Incorporation of the Company, each share of Common Stock issued and outstanding immediately prior thereto (“Old Common Stock”) shall, ipso facto and without any action on the part of the holder of shares of the Old Common Stock, be changed, converted and reclassified into one share of Class A Common Stock

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Correction to be executed this 21st day of January, 2000.

EMERGE INTERACTIVE, INC.

Charles Abraham
Chief Executive Officer